EXHIBIT 4.24

                               LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "AGREEMENT") is executed this 15 day of February, 2010 (the "EFFECTIVE DATE"), by and among LANTIQ ISRAEL LTD., a private company organized under the laws of the State of Israel ("LANTIQ"), and METALINK LTD., a public company organized under the laws of the State of Israel ("SELLER" or "METALINK").

                                    RECITALS

      A. The parties have entered into that certain Asset Purchase Agreement dated January 5 2010, (the "PURCHASE AGREEMENT"; capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement), whereby Seller transferred substantially all of the assets of Metalink associated with the Business as set forth therein.

      B. Lantiq and Metalink desire to grant each other certain licenses in connection with the sale and transfer of the Business, all subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. ADDITIONAL DEFINITIONS.

"PATENT IPR" means (i) all patents and all proprietary rights associated therewith; (ii) all inventions or applications therefor or disclosures related thereto; and (iii) all registrations of any of the foregoing, all applications therefor, all documentation and all goodwill associated with any of the foregoing.

2. LICENSE GRANT BY METALINK.

Metalink hereby grants to Lantiq and its Affiliates a royalty free and fully paid-up, non-exclusive, non-transferable, worldwide, perpetual and irrevocable license under any Patent IPR owned or controlled by Metalink (or for which Metalink has the right to grant a sublicense without the payment of any additional consideration) on or prior to the date of Closing, including, but not limited to, any retained Patent IPR (other than the Patent IPR included in the Business Intellectual Property Rights) to make, have made, use, import, sell (either directly or indirectly), offer to sell or otherwise dispose of any products or services.

3. LICENSE BACK GRANT BY LANTIQ.

Lantiq hereby grants to Metalink and its Affiliates a royalty free and fully paid-up, non-exclusive, non-transferable, worldwide, perpetual and irrevocable license under any Patent IPR included in the Purchased Assets for which Lantiq has the right to grant a sublicense without the payment of any additional consideration, to make, have made, use, import, sell (either directly or indirectly), offer to sell or otherwise dispose of any products or services solely in connection with the DSL Business (and, for the avoidance of any doubt, not in connection with the Business).

4. "AS IS" BASIS.

4.1 The license by Lantiq hereunder is granted to Metalink "as is" and Lantiq makes no representation, warranty or assurance of any kind, whether express or implied, concerning the Patent IPR licensed by it hereunder, including, without limitation, warranties of merchantability, accuracy or completeness, fitness for a particular purpose, validity and/or non-infringement of any Intellectual Property Right of any person. Metalink will have no right to indemnification in respect of the license granted by Lantiq hereunder. Metalink's rights in and to the Patent IPR licensed to it hereunder will be limited to those expressly granted herein and all rights not expressly granted herein are reserved to Lantiq.


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4.2 The license by Metalink hereunder is granted to Lantiq "as is" and Metalink makes no representation, warranty or assurance of any kind, whether express or implied, concerning the Patent IPR licensed by it hereunder, including, without limitation, warranties of merchantability, accuracy or completeness, fitness for a particular purpose, validity and/or non-infringement of any Intellectual Property Right of any person. Lantiq will have no right to indemnification in respect of the license granted by Metalink hereunder. Lantiq's rights in and to the Patent IPR licensed to it hereunder will be limited to those expressly granted herein and all rights not expressly granted herein are reserved to Metalink. For the avoidance of doubt, the disclaimer in this Section 4.2 shall not be construed to limit, modify or otherwise amend any representations or warranty, or any right to seek indemnification, included in the Purchase Agreement.

5. RELATIONSHIP OF THE PARTIES.

Each of the parties shall at all times during the term of this Agreement be considered, act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other. There is no relationship of partnership, joint venture, employment, franchise or agency between the parties. Except as expressly provided for herein or in another written agreement, neither of the parties shall be authorized to bind, commit or assume any obligations on behalf of the other party, without the other party's prior written consent.

6. OWNERSHIP ACKNOWLEDGEMENT.

6.1 Lantiq hereby acknowledges and agrees that Metalink owns the Patent IPR that is licensed by Metalink to Lantiq hereunder and all rights therein and that nothing in this Agreement shall give Lantiq any right, title or interest in or to such Patent IPR, other than the limited and restricted license granted in
Section 2 of this Agreement.

6.2 Metalink hereby acknowledges and agrees that Lantiq owns the Patent IPR that are licensed by Lantiq to Metalink hereunder and all rights therein and that nothing in this Agreement shall give Metalink any right, title or interest in or to such Patent IPR, other than the limited and restricted license granted in
Section 3 of this Agreement.

7. MISCELLANEOUS.

7.1 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


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              IF TO LANTIQ:

              Lantiq Israel Ltd.
              [_________]
              [_________]
              Israel
              Fax: [____________]
              Attention:  [_______________]

              with a copy to (which shall not constitute notice):
              Golden Gate Capital
              One Embarcadero Center, Suite 3900
              San Francisco, CA 94111
              Fax: 415-983-2934
              Attention: John Knoll and Felix Lo

              Kirkland and Ellis, LLP
              555 California Street, Suite 2700
              San Francisco, CA 94104
              Fax: 415-439-1500
              Attention: Stephen Oetgen

              Meitar Liquornik Geva & Leshem Brandwein, Law Officers 16 Abba Hillel Rd.
              Ramat Gan 52506, Israel
              Fax: 972-3-6103774
              Attention: Maya Liquornik

              IF TO SELLER:

              Metalink Ltd.
              Yakum Business Park
              Yakum 60972, Israel
              Fax: +972-9-9605733
              Attention: Chief Executive Officer

              with a copy to (which shall not constitute notice):

              Goldfarb, Levy, Eran Meiri, Tzafrir & Co.
              2 Weizmann Street
              Tel-Aviv 64239, Israel
              Fax:  972-3-608-9908
              Attention: Ido Zemach, Adv.

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 7.1 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

7.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

7.3 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the City of Tel-Aviv for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.


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7.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

7.5 EXTENSION; WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns (if any). Neither party may assign any of its rights under this Agreement to any other person without obtaining the consent or approval of the other parties hereto, provided however that either Party may assign any rights and licenses granted hereunder to a third party in the context of an assignment, merger or other transfer of all or substantially all of its assets related to the business licensed hereunder.

7.7 SEVERABILITY. In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for such invalid provision a valid provision, which most closely approximates the intent and economic effect of the invalid provision.

8. TERM AND TERMINATION

This Agreement shall become effective on the Effective Date and shall be effective, with respect to each item included in any Patent IPR licensed hereunder, in each case as long as such item of Patent IPR licensed hereunder remains in force. Each party shall have the right to pursue all other remedies available at law or at equity, including without limitation the right to seek an injunction without the necessity of posting a bond or making any showing of irreparable harm.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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      IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed and delivered as of the date first above written.

                                     BUYER:

                                     LANTIQ ISRAEL LTD.

                                     By:_________________
                                     Name:
                                     Title:



                                     SELLER:

                                     METALINK LTD.


                                     By:_________________
                                     Name:
                                     Title: